                                                                    EXHIBIT 1.3



                    RUSSIAN WIRELESS TELEPHONE COMPANY, INC.

                      1,650,000 shares and of Common Stock


                           SELECTED DEALERS AGREEMENT




                                          __________ ___, 1997


Dear Sirs:

      J.W. Barclay & Co., Inc. is the representative (the "Representative") of the several underwriters, (collectively with the Representative, the "Underwriters") named in the Prospectus dated __________ __, 1997. The Underwriters have agreed to purchase, subject to the terms and conditions set forth in the Underwriting Agreement referred to in the Prospectus, an aggregate of 1,650,000 shares of common stock, par value $.01 per share (the "Common Stock") of Russian Wireless Telephone Company, Inc. (the "Company"), of which 1,620,000 shares are being sold by the Company and 30,000 shares are being sold by the selling stockholder listed in Schedule A of the Underwriting Agreement (the "Selling Stockholder"). The Underwriters have also agreed to purchase from the Company up to 247,500 additional shares of Common Stock (the "Additional Common Stock"), pursuant to an option for the purpose of covering over-allotments (said 1,650,000 shares of Common Stock plus any of said Additional Common Stock purchased upon exercise of the option being herein collectively called the "Stock"). The Stock and the terms upon which it is to be offered for sale by the Underwriters are more particularly described in the Prospectus.

      1. The Stock is to be offered to the public by the Underwriters at a price of $7.00 per share (herein called the "Public Offering Price") and in accordance with the terms of the offering set forth in the Prospectus.

      2. The Underwriters are offering, subject to the terms and conditions hereof, a portion of the Stock for sale to certain dealers which are members of the National Association of Securities Dealers, Inc. and agree to comply with the provisions of Rule 2740 of the NASD Conduct Rules, and to foreign dealers or institutions ineligible for membership in said Association which agree (a) not to resell Securities (i) to purchasers located in, or to persons who are nationals of, the United States of America or (ii) when there is a public demand for the Securities to persons specified as those to whom members of said Association participating in a distribution may not sell; and (b) to comply, as though such foreign dealer or institution were a member of such Association, with Rules 2730 and 2750 of the NASD Conduct Rules (such dealers and institutions agreeing to purchase Common Stock and/or Warrants hereunder being hereinafter referred to as "Selected Dealers") at the Public Offering Price less a selling concession of $.____ per share, payable as hereinafter provided. The Underwriters may be included among the Selected Dealers.

      3. The Representative shall act as your representative under this Agreement and shall have full authority to take such action as the Representative may deem advisable in respect to all matters pertaining to the public offering of the Stock.

      4. If you desire to purchase any of the Stock, your application should reach us promptly by telephone or facsimile at the office of the Representative, and we will use our best efforts to fill the same. We reserve the right to reject all subscriptions in whole or in part, to make allotments and to close the subscription books at any time without notice. The Stock allotted to you will be confirmed, subject to the terms and conditions of this Agreement.

      5. The privilege of purchasing the Stock is extended to you by the Representative only if the Underwriters may lawfully sell the Stock to dealers in your state.

      6. Any Stock purchased by you under the terms of this Agreement may be immediately re-offered to the public in accordance with the terms of the offering set forth herein and in the Prospectus, subject to the securities laws of the various states. Neither you nor any other person is or has been authorized to give any information or to make any representations in connection with the sale of Stock other than as contained in the Prospectus.

      7. This Agreement will terminate when we shall have determined that the public offering of the Stock has been completed and upon telegraphic notice to you of such termination, but, if not previously terminated, this Agreement will terminate at the close of business on the 20th full business day after the date hereof; provided, however, that we shall have the right to extend this Agreement for an additional period or periods not exceeding 20 full business days in the aggregate upon telegraphic notice to you. Promptly after the termination of this Agreement there shall become payable to you the selling concession on all shares of Stock which you shall have purchased hereunder and which shall not have been purchased or contracted for (including certificates issued upon transfer) by us, in the open market or otherwise (except pursuant to Section 10 hereof), during the terms of this Agreement for the account of the Underwriters.

      8. For the purpose of stabilizing the market in the Common Stock of the Company, we have been authorized to make purchases and sales thereof, in the open market or otherwise, and, in arranging for sale of the Stock, to over-allot.

      9. You agree to advise us from time to time, upon request, prior to the termination of this Agreement, of the number of shares of Stock purchased by you hereunder and remaining unsold at the time of such request, and, if in our opinion any such Stock shall be needed to make delivery of the Stock sold or over-allotted for the account of the Underwriters, you will, forthwith upon our request, grant to us, or such party as we determine for, our account the right, exercisable promptly after receipt of notice from you that such right has been granted, to

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
purchase, at the Public Offering Price less the selling concession as we shall determine, such number of shares of Stock owned by you as shall have been specified in our request.

      10. On becoming a Selected Dealer and in offering and selling the Stock, you agree to comply with all applicable requirements of the Securities Act of 1933, the Securities Exchange Act of 1934 and the NASD Rules of Fair Practice.

      11. Upon application, you will be informed as to the jurisdictions in which we have been advised that the Stock have been qualified for sale under the respective securities or blue sky laws of such jurisdictions, but we assume no obligation or responsibility as to the right of any Selected Dealer to sell the Stock in any jurisdiction or as to any sale therein.

      12. Additional copies of the Prospectus will be supplied to you in reasonable quantities upon request.

      13. It is expected that public advertisement of the Securities will be made on the first day after the effective date of the Registration Statement. Twenty-four hours after such advertisement shall have appeared but not before, you will be free to advertise at your own expense, over your own name, subject to any restrictions of local laws, but your advertisement must conform in all respects to the requirements of the Securities Act of 1933, and we will not be under any obligation or liability in respect of your advertisement.

      14. No Selected Dealer is authorized to act as our agent or to make any representation as to the existence of an agency relationship otherwise to act on our behalf in offering or selling the Stock to the public or otherwise.

      15. We shall not be under any liability for or in respect of the value, validity or form of the certificates for the shares of Common Stock, or delivery of the certificates for the Common Stock, or the performance by anyone of any agreement on his part, or the qualification of the Stock for sale under the laws of any jurisdiction, or for or in respect of any matter connected with this Agreement, except for lack of good faith and for obligations expressly assumed by us in this Agreement. The foregoing provisions shall be deemed a waiver of any liability imposed under the Securities Act of 1933.

      16. Payment for the Securities sold to you hereunder is to be made at the Public Offering Price, on or about __________ __, 1997, or such later date as we may advise, by certified or official bank check payable to the order of J.W. Barclay & Co., Inc., in current New York Clearing House funds at such place as we shall specify on one day's notice to you against delivery of certificates for the Common Stock.

      17. Notice to us should be addressed to us at the office of J.W. Barclay & Co., Inc., One Battery Park Plaza, New York, New York 10004. Notices to you shall be deemed to have been duly given if telefaxed or mailed to you at the address to which this letter is addressed.

      18. If you desire to purchase any of the Stock, please confirm your application by signing and returning to us your confirmation on the duplicate copy of this letter enclosed herewith even though you have previously advised us thereof by telephone or facsimile.

Dated: ___________ ___, 1997

                                          J.W. BARCLAY & CO., INC.


                                          By:___________________________________


Accepted and agreed:
as to _____ Shares of Common Stock
this _____ day of ___________, 1997


By:__________________________________

===============================================================================









                            REPRESENTATIVE'S WARRANT






                           TO PURCHASE COMMON STOCK OF
                    RUSSIAN WIRELESS TELEPHONE COMPANY, INC.









===============================================================================

            Void after 5:00 p.m. New York Time, on ___________, 2002.
              Warrant to Purchase __________ Shares of Common Stock



                        WARRANT TO PURCHASE COMMON STOCK

                                       OF

                    RUSSIAN WIRELESS TELEPHONE COMPANY, INC.




      This is to Certify That, FOR VALUE RECEIVED, J. W. Barclay & Co., Inc. or assigns ("Holder"), is entitled to purchase, subject to the provisions of this Warrant, from Russian Wireless Telephone Company, Inc., a Delaware corporation ("Company"), _______________ (____) fully paid, validly issued and nonassessable shares of Common Stock, par value $.01 per share, of the Company ("Shares") at a price of $11.55 per share at any time or from time to time during the period from _____________ __, 1998 to ____________ __, 2002, but not later than 5:00
p.m. New York City Time, on ____________ __, 2002. The number of Shares to be received upon the exercise of this Warrant and the price to be paid for each Share may be adjusted from time to time as hereinafter set forth. The Shares deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares" and the exercise price of a Share in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price." This Warrant, together with warrants of like tenor, constituting in the aggregate warrants (the "Warrants") to purchase 165,000 Shares, was originally issued pursuant to an underwriting agreement between the Company and J. W. Barclay & Co., Inc., as Representative of the Underwriters, in connection with a public offering through the Underwriters of 1,650,000 Shares, in consideration of $10.00 received for the Warrants.

      (a)   EXERCISE OF WARRANT.

            (1) This Warrant may be exercised in whole or in part at any time or from time to time on or after ___________ ___, 1998 and until ____________ ___,
2002 (the "Exercise Period"), subject to the provisions of Section (j)(2) hereof; provided, however, that (I) if either such day is a day on which banking institutions in the State of New York are authorized by law to close, then on the next succeeding day which shall not be such a day, and (ii) in the event of any merger, consolidation or sale of substantially all the assets of the Company as an entirety, resulting in any distribution to the Company's stockholders, prior to __________ ___, 2002, the Holder shall have the right to exercise this Warrant commencing at such time through __________ __, 2002 into the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of Shares into which this Warrant might have been exercisable immediately prior thereto. This Warrant may be exercised by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form. As soon as practicable after each such exercise of the Warrants, but not later than seven (7) days from the date of such exercise (which exercise includes payment of the Exercise Price relating thereto), the Company shall issue and deliver to the Holder a certificate or certificate for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable thereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Shares hall not then be physically delivered to the Holder.

            (2) At any time during the Exercise Period, the Holder may, at its option, exchange this Warrant, in whole or in part (a "Warrant Exchange"), into the number of Warrant Shares determined in accordance with this Section (a)(2), by surrendering this Warrant at the principal office of the Company or at the office of its stock transfer agent, accompanied by a notice stating such Holder's intent to effect such exchange, the number of Warrant Shares to be exchanged and the date on which the Holder requests that such Warrant Exchange occur (the "Notice of Exchange"). The Warrant Exchange shall take place on the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the Company or its stock transfer agent (the "Exchange Date"). Certificates for the Shares issuable upon such Warrant Exchange and, if applicable, a new warrant of like tenor evidencing the balance of the Shares remaining subject to this Warrant, shall be issued as of the Exchange Date and delivered to the Holder within seven (7) days following the Exchange Date. In connection with any Warrant Exchange, this Warrant shall represent the right to subscribe for and acquire the number of Warrant Shares (rounded to the next highest integer) equal to (i) the number of Warrant Shares specified by the Holder in its Notice of Exchange (the "Total Number") less (ii) the number of Warrant Shares equal to the quotient obtained by dividing (A) the product of the Total Number and the existing Exercise Price by (B) the current market value of a Share. Current market value shall have the meaning set forth Section (c) below, except that for purposes hereof, the date of exercise, as used in such Section (c), shall mean the Exchange Date.

      (b) RESERVATION OF SHARES. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant such number of Shares as shall be required for issuance and delivery upon exercise of the Warrants.

      (c) FRACTIONAL SHARES. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of a Share, determined as follows:

            (1) If the Shares are listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on The Nasdaq National Market, the current market value shall be the last reported sale price of the Shares on such exchange or market on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average of the closing bid and asked prices for such day on such exchange or market; or

            (2) If the Shares are not so listed or admitted to unlisted trading privileges, but is traded on The Nasdaq Small Cap Market, the current Market Value shall be the average of the closing bid and asked prices for such day on such market, and if the Shares are not so traded, the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

            (3) If the Shares are not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

      (d)   EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This
Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of Shares purchasable hereunder. This Warrant is not transferable (other than by will or pursuant to the laws of descent and distribution and except as provided under Subsection (a)( 1 )(ii) hereof) and may not be assigned or hypothecated for a period of one year from ____________ __, 1997, except to and among the officers of the Underwriters, any member of the selling group, or to and among the officers of any member of the selling group; and after such one-year period, such a transfer may occur providing the Warrant is exercised immediately upon transfer, and if not exercised immediately on transfer, the Warrant shall lapse. Upon surrender of this Warrant to the Company at its principal office or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other warrants which carry the same rights upon presentation hereof at the principal office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

      (e) RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

      (f) ANTI-DILUTION PROVISIONS. The Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Warrants shall be subject to adjustment from time to time upon the happening of certain events as follows:

            (1) In case the Company shall (i) declare a dividend or make a distribution on its outstanding Shares in Shares, (ii) subdivide or reclassify its outstanding Shares into a greater number of Shares, or (iii) combine or reclassify its outstanding Shares into a smaller number of Shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of Shares of outstanding after giving effect to such action, and the numerator of which shall be the number of Shares outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

            (2) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Subsection (1) above, the number of Shares purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of Shares initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

            (3) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least five cents ($0.05) in such price; provided, however, that any adjustments which by reason of this Subsection (3) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section (f) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section (f) to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Exercise Price, in addition to those required by this Section (f), as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in Shares, or any subdivision, reclassification or combination of Shares, hereafter made by the Company shall not result in any Federal Income tax liability to the holders of Shares or securities convertible into Shares (including Warrants).

            (4) Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly but no later than 10 days after any request for such an adjustment by the Holder, cause a notice setting forth the adjusted Exercise Price and adjusted number of Shares issuable upon exercise of each Warrant, and, if requested, information describing the transactions giving rise to such adjustments, to be mailed to the Holders at their last addresses appearing in the Warrant Register, and shall cause a certified copy thereof to be mailed to its transfer agent, if any. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Section (f), and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

            (5) In the event that at any time, as a result of an adjustment made pursuant to Subsection (1) above, the Holder of this Warrant thereafter shall become entitled to receive any shares of the Company, other than Shares, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in Subsections (1) to (4), inclusive above.

            (6) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of this Warrant, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrants initially issuable pursuant to this Agreement.

      (g) OFFICER'S CERTIFICATE. Whenever the Exercise Price shall be adjusted as required by the provisions of the foregoing Section, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional Shares, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the holder or any holder of a Warrant executed and delivered pursuant to Section (a) and the Company shall, forthwith after each such adjustment, mail a copy by certified mail of such certificate to the Holder or any such holder.

      (h) NOTICES TO WARRANT HOLDERS. So long as this Warrant shall be outstanding, (i) if the Company shall pay any dividend or make any distribution upon the Shares or (ii) if the Company shall offer to the holders of Shares for subscription or purchase by them any share of any class or any other rights or
(iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least fifteen days prior the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Shares or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

      (i) RECLASSIFICATION, REORGANIZATION OR MERGER. In case of any reclassification, capital reorganization or other change of outstanding Shares of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding Shares of the class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant at any time prior to the expiration of the Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of Shares which might have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section (i) shall similarly apply to successive reclassifications, capital reorganizations and changes of Shares and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional Shares shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Shares, any such issue shall be treated as an issue of Shares covered by the provisions of Subsection (1) of Section (f) hereof.

      (j)   REGISTRATION UNDER THE SECURITIES ACT OF 1933.

            (1) The Company shall advise the Holder of this Warrant or of the Warrant Shares or any then holder of Warrants or Warrant Shares (such persons being collectively referred to herein as "holders") by written notice at least four weeks prior to the filing of any post-effective amendment to the Company's Registration Statement No. 333-24177-NY on Form SB-2 ("Registration Statement"), declared effective by the Securities and Exchange Commission on ___________ ___, 1997 ("Effective Date") or of any new registration statement or post-effective amendment thereto under the Securities Act of 1933 (the "Act") covering securities of the Company and will for a period of six years, commencing one year from the Effective Date, upon the request of any such holder, include in any such post-effective amendment or registration statement such information as may be required to permit a public offering of the

Warrants or the Warrant Shares. The Company shall supply prospectuses and other documents as the Holder may request in order to facilitate the public sale or other disposition of the Warrants or Warrant Shares, qualify the Warrants and the Warrant Shares for sale in such states as any such holder designates and do any and all other acts and things which may be necessary or desirable to enable such Holders to consummate the public sale or other disposition of the Warrants or Warrant Shares, and furnish indemnification in the manner as set forth in Subsection (3)(C) of this Section (j). Such holders shall furnish information and indemnification as set forth in Subsection (3)(C) of this Section (j), except that the maximum amount which may be recovered from the Holder shall be limited to the amount of proceeds received by the Holder from the sale of the Warrants or Warrant Shares. The Company shall maintain the effectiveness of such Registration Statement for at least 12 months following the Effective Date thereof.

            (2) If any majority holder (as defined in Subsection (4) of this Section (j) below) shall give notice to the Company at any time during the four year period commencing one year from the effective date of the Registration Statement to the effect that such majority holder contemplates (i) the transfer of all or any part of his, her or its Warrants and/or Warrant Shares, or (ii) the exercise and/or conversion of all or any part of his, her or its Warrants and the transfer of all or any part of the Warrants and/or Warrant Shares under such circumstances that a public offering (within the meaning of the Act) of Warrants and/or Warrant Shares will be involved, and desires to register under the Act, the Warrants and/or the Warrant Shares, then the Company shall, within four weeks after receipt of such notice, file a post-effective amendment to the Registration Statement or a new registration statement on Form SB-2 or such other form as the holder requests, pursuant to the Act, to the end that the Warrants and/or Warrant Shares may be sold under the Act as promptly as practicable thereafter and the Company will use its best efforts to cause such registration to become effective and continue to be effective (current) (including the taking of such steps as are necessary to obtain the removal of any stop order) until the holder has advised that all of the Warrants and/or Warrant Shares have been sold; provided that such holder shall furnish the Company with appropriate information (relating to the intentions of such holders) in connection therewith as the Company shall reasonably request in writing. In the event the registration statement is not declared effective under the Act prior to __________ __, 2002, the Company shall extend the expiration date of the Warrants to a date not less than six months after the effective date of such registration statement. The holder may, at its option, request the registration of the Warrants and/or Warrant Shares in a registration statement made by the Company as contemplated by Subsection (1) of this Section (j) or in connection with a request made pursuant to Subsection (2) of this Section (j) prior to the acquisition of the Warrant Shares issuable upon exercise of the Warrants and even though the holder has not given notice of exercise of the Warrants. If the Company determines to include securities to be sold by it in any registration statement originally requested pursuant to this Subsection (2) of this Section (j), such registration shall instead be deemed to have been a registration under Subsection (1) of this Section (j) and not under Subsection
(2) of this Subsection (j). The holder may thereafter at its option, exercise the Warrants at any time or from time to time subsequent to the effectiveness under the Act of the registration statement in which the Warrant Shares were included. The Company shall maintain the effectiveness of such Registration Statement for at least nine months following the Effective

Date thereof or such shorter period as may be reasonably required to provide for the sale of the Warrant Shares in the open market.

            (3) The following provision of this Section (j) shall also be applicable:

                  (A) Within ten days after receiving any such notice pursuant to Subsection (2) of this Section (j), the Company shall give notice to the other holders of Warrants and Warrant Shares, advising that the Company is proceeding with such post-effective amendment or registration statement and offering to include therein Warrants and/or Warrant Shares of such other holders, provided that they shall furnish the Company with such appropriate information (relating to the intentions of such holders) in connection therewith as the Company shall reasonably request in writing. Following the effective date of such post-effective amendment or registration, the Company shall upon the request of any owner of Warrants and/or Warrant Shares forthwith supply such a number of prospectuses meeting the requirements of the Act, as shall be requested by such owner to permit such holder to make a public offering of all Warrants and/or Warrant Shares from time to time offered or sold to such holder, provided that such holder shall from time to time furnish the Company with such appropriate information (relating to the intentions of such holder) in connection therewith as the Company shall request in writing. The Company shall also use its best efforts to qualify the Warrant Shares for sale in such states as such majority holder shall designate.

                  (B) The Company shall bear the entire cost and expense of any registration of securities initiated by it under Subsection (1 ) of this Section
(j) notwithstanding that Warrants and/or Warrant Shares subject to this Warrant may be included in any such registration. The Company shall also comply with one request for registration made by the majority holder pursuant to Subsection (2) of this Section ) at its own expense and without charge to any holder of any Warrants and/or Warrant Shares; and the Company shall comply with one additional request made by the majority holder pursuant to Subsection (2) of this Section
(j) (and not deemed to be pursuant to Subsection (1) of this Section (j)) at the sole expense of such majority holder. Any holder whose Warrants and/ or Warrant Shares are included in any such registration statement pursuant to this Section ) shall, however, bear the fees of his own counsel and any registration fees, transfer taxes or underwriting discounts or commissions applicable to the Warrant Shares sold by him pursuant thereto.

                  (C) The Company shall indemnify and hold harmless each such holder and each underwriter, within the meaning of the Act, who may purchase from or sell for any such holder any Warrants and/or Warrant Shares from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereto or any registration statement under the Act or any prospectus included therein required to be filed or furnished by reason of this Section (j) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished or required to be furnished in writing to the Company by such holder or underwriter expressly for use therein, which indemnification shall include each person, if any, who controls any such underwriter within the meaning of such Act provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Holder or any other Holder, specifically for use in the preparation thereof.

                  (D) Neither the giving of any notice by any such majority holder nor the making of any request for prospectuses shall impose any upon such majority holder or owner making such request any obligation to sell any Warrants and/or Warrant Shares, or exercise any Warrants.

            (4) The term "majority holder" as used in this Section (j) shall include any owner or combination of owners of Warrants or Warrant Shares in any combination if the holdings of the aggregate amount of:

                        (i) the Warrants held by such owner(s) or among them, plus

                        (ii) the Warrants which such owner(s) would be holding if the Warrants for the Warrant Shares owned by such owner(s) or among them had not been exercised,

would constitute a majority of the Warrants originally issued.

      The Company's agreements with respect to Warrants or Warrant Shares in this Section (j) shall continue in effect regardless of the exercise and surrender of this Warrant.

                    RUSSIAN WIRELESS TELEPHONE COMPANY, INC.


                              By:_______________________________________________
                                         Ronald G. Nathan, President
[SEAL]

Dated: _____________ __, 1997

Attest:

______________________________

                                  PURCHASE FORM



                                          Dated: __________ __, 1997

      The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing _________ Shares and hereby makes payment of __________ in payment of the actual exercise price thereof.





                    INSTRUCTIONS FOR REGISTRATION OF STOCK


Name _______________________________________
(Please typewrite or print in block letters)

Address_____________________________________


Signature___________________________________

                                 ASSIGNMENT FORM



      FOR VALUE RECEIVED, _____________________________ hereby sells, assigns and transfers unto



Name _____________________________________
(Please typewrite or print in block letters)


Address___________________________________

the right to purchase Shares represented by this Warrant to the extent of _____________ Shares as to which such right is exercisable and does hereby irrevocably constitute and appoint _____________________________ as attorney, to transfer the same on the books of the Company with full power of substitution in the premises.


Date_____________ __, 1997


Signature ________________________